SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2013

Iris BioTechnologies Inc.

(Exact name of registrant as specified in its charter)

California	333-142076	77-0506396
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
5201 Great America Parkway, Suite 320 Santa Clara, California 95054 (Address of principal executive offices)
(408) 867-2885
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    ☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2013, Iris BioTechnologies, Inc. (the “Company”) appointed Paul Yaswen, Ph.D. as Chief Scientific Officer of the Company. Dr. Yaswen has over two decades of experience performing breast cancer research at the Lawrence Berkeley National Laboratory. He has received numerous competitive grant awards for his work from federal and state agencies, as well as from the Komen and Avon foundations. Dr. Yaswen has over 70 peer-reviewed publications, including many in high-impact journals. He also has a history of productive and rewarding interactions with breast cancer advocates, both as an instructor for the National Breast Cancer Coalition Project Lead, and as a participant in an NCI/NIEHS sponsored Breast Cancer and the Environment Research Center. A press release announcing the appointment of Dr. Yaswen is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01    Other Events.

On October 29, 2013 the Company sent out an investor letter to its investors which is furnished as Exhibit 99.2 to this Current Report on Form 8-K. In addition, the Company intends to conduct meetings with third parties in which its corporate slide presentation will be presented. The Company’s presentation is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

The information disclosed under this Item 8.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release of Iris BioTechnologies, Inc. dated October 29, 2013.

99.2	Iris BioTechnologies, Inc. Investor Letter dated October 29, 2013.

99.3	Iris BioTechnologies, Inc. Company Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 29, 2013

IRIS BIOTECHNOLOGIES INC.

By: /s/ Simon Chin

  Simon Chin

  Chief Executive Officer